Exhibit 10.3

PULITZER PARI PASSU INTERCREDITOR AGREEMENT

THIS PULITZER PARI PASSU INTERCREDITOR AGREEMENT dated as of June 25, 2015 (this “Agreement”), among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the “Borrower”), PULITZER INC., a Delaware corporation (“Pulitzer”), each of Pulitzer’s direct or indirect subsidiaries party hereto (together with Pulitzer, the “Pulitzer Entities” or the “Grantors”), JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Facility (together with its successors and assigns, in such capacity, the “Revolving Agent”) and as collateral agent for the Revolving Secured Parties (together with its successors and assigns, in such capacity, the “Revolving Collateral Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Term Loan Facility (together with its successors and assigns, in such capacity, the “Term Loan Agent”) and as collateral agent for the Term Loan Secured Parties (together with its successors and assigns, in such capacity, the “Term Loan Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under the Notes Indenture (together with its successors and assigns, in such capacity, the “Notes Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Notes Secured Parties (together with its successors and assigns, in such capacity, the “Notes Collateral Agent”), and each ADDITIONAL AGENT from time to time party hereto as collateral agent for any First Lien Obligations of any other Class.

The parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” has the meaning ascribed to the term in Article VIII.

“Additional First Lien Obligations” means all obligations of the Borrower and the Pulitzer Entities that shall have been designated as such pursuant to Article VIII.

“Additional First Lien Obligations Documents” means the indentures or other agreements under which Additional First Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof, in each case, as amended in accordance with the terms of this Agreement and the Secured Credit Documents.

“Additional Pari Passu Lien Obligations” means indebtedness and related obligations (other than Priority Payment Lien Obligations) permitted under the Notes Indenture and under the First Lien Credit Agreement to be incurred and to be secured on a pari passu basis with the Liens securing the Pari Passu Lien Obligations.

“Additional Priority Payment Lien Obligations” means indebtedness and related obligations permitted under the Notes Indenture and under the First Lien Credit Agreement to be incurred and to be secured on a pari passu basis with the Liens securing, and also to be entitled to the same payment priority as, the Priority Payment Lien Obligations.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations.

“Affiliate” means, of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the collective reference to the Revolving Agent, the Term Loan Agent, the Notes Trustee, the Additional Agents and the Collateral Agents.

“Agreement” has the meaning ascribed to such term in the preamble.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, any vice president, treasurer, general counsel or another executive officer of such Person.

“Bailee Collateral Agent” has the meaning ascribed to such term in Section 4.01(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning ascribed to such term in the preamble.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close.

“Cash Management Obligations” means, “Other Obligations” in respect of any “Secured Cash Management Services Agreement” under and as defined in the Security Documents in respect of the Priority Payment Lien Obligations.

“Class” means, when used in reference to (a) any First Lien Obligations, whether such First Lien Obligations constitute Revolving Credit Obligations, Priority Payment Lien Obligations, Term Loan Obligations, Pari Passu Lien Obligations, Notes Obligations or Additional First Lien Obligations of any Series, (b) any Collateral Agent, whether such Collateral Agent is the Revolving Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent or the Additional Agent with respect to the Additional First Lien Obligations of any Series, (c) any Bailee Collateral Agent, whether such Bailee Collateral Agent is the Revolving Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent or the

Additional Agent with respect to the Additional First Lien Obligations of any Series, (d) any Secured Parties, whether such Secured Parties are the Revolving Secured Parties, the Term Loan Secured Parties, the Notes Secured Parties or the holders of the Additional First Lien Obligations of any Series, (e) any Secured Credit Documents, whether such Secured Credit Documents are the Revolving Credit Documents, the Term Credit Documents, the Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series, and (f) any Security Documents, whether such Security Documents are part of the Revolving Credit Documents, the Term Credit Documents, the Notes Documents or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets, whether now owned or hereafter acquired by the Pulitzer Entities, on which a Lien is granted or purported to be granted to any Secured Party as security for any First Lien Obligation.

“Collateral Agents” means the Revolver Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent and each Additional Agent.

“Controlled Shared Collateral” has the meaning ascribed to such term in Section 4.01(a).

“Controlling Pari Passu Agent” has the meaning ascribed to such term in Section 3.01.

“Discharge of Priority Payment Lien Obligations” means, subject to any reinstatement of Priority Payment Lien Obligations in accordance with this Agreement (a) payment in full in cash of the principal of and interest (including Post-Petition Interest), and premium, if any, that is due and payable on all Priority Payment Lien Obligations and termination of all commitments of the Secured Parties in respect of the Priority Payment Lien Obligations to lend or otherwise extend credit under the Revolving Credit Documents, (b) payment in full in cash of all other Priority Payment Lien Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than Cash Management Obligations and Hedging Obligations so long as arrangements satisfactory to the counterparties thereto have been made), and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the applicable issuing lender thereof) of all letters of credit issued under the Revolving Credit Documents.

“Enforcement Action” means, with respect to the Priority Payment Lien Obligations or the Pari Passu Lien Obligations, the exercise of any rights and remedies with respect to any Shared Collateral securing such First Lien Obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under the applicable Secured Credit Documents, or applicable law, including, without limitation, (a) the exercise of any rights of set-off or recoupment and (b) rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code and (c) the commencement of any judicial or nonjudicial foreclosure proceedings with respect to, attempting any action to take possession of, any Shared Collateral, or exercising any right, remedy or power with respect to, or otherwise taking any action to enforce their rights or interests in or realize upon the Shared Collateral.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“Exercising Agent” has the meaning ascribed to such term in Section 2.03.

“First Lien Credit Agreement” means the First Lien Credit Agreement dated as of March 31, 2014, by and among the Borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and one or more other financing arrangements (including, any guarantee agreements and security documents), in each case, as amended in accordance with the terms of this Agreement and the Secured Credit Documents, including any agreement extending the maturity of, Refinancing, replacing, consolidating or otherwise restructuring all or any portion of the First Lien Obligations under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder; provided that the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

“First Lien Obligations” means (a) the Priority Payment Lien Obligations, (b) the Pari Passu Lien Obligations, and (c) the Additional First Lien Obligations.

“Guarantee and Collateral Agreement” means the First Lien Guarantee and Collateral Agreement dated as of March 31, 2014, by and among the Borrower, the Pulitzer Entities, other parties thereto from time to time and JPMorgan Chase Bank, N.A., as collateral agent.

“Hedging Obligations” means, “Other Obligations” in respect of any “Secured Hedging Agreement” under and as defined in the Security Documents in respect of the Priority Payment Lien Obligations.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any of the Pulitzer Entities,(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any of the Pulitzer Entities or with respect to a material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any of the Pulitzer Entities, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Pulitzer Entities.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, or encumbrance of any kind in respect of such asset, in each case in the nature of security, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, or sale/leaseback, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Notes” has the meaning ascribed to such term in the definition of “Notes Indenture.”

“Notes Collateral Agent” has the meaning ascribed to such term in the preamble.

“Notes Documents” means the Notes Indenture, the Notes Security Documents and each of the other agreements, documents and instruments providing for or evidencing any other Notes Obligations and any other document or instrument executed or delivered at any time in connection with any Notes Obligations, to the extent such are effective at the relevant time.

“Notes Indenture” means that certain Indenture, dated as of March 31, 2014, among the Borrower, the Pulitzer Entities party thereto, as guarantors, the Notes Trustee and the Notes Collateral Agent, governing the Borrower’s 9.5% Notes due 2022 (the “Notes”) as amended in accordance with the terms of this Agreement and the Secured Credit Documents.

“Notes Obligations” means all “Obligations” as defined in the Notes Security Documents.

“Notes Secured Parties” means the Notes Trustee, the Notes Collateral Agent and the holders of the Notes Obligations.

“Notes Security Documents” has the meaning ascribed to the term “Security Documents” in the Notes Indenture, in each case, as amended in accordance with the terms of this Agreement and the Secured Credit Documents.

“Notes Trustee” has the meaning ascribed to such term in the preamble.

“Pari Passu Lien Obligations” means, collectively. the Term Loan Obligations, the Notes Obligations, and any other Additional Pari Passu Lien Obligations.

“Pari Passu Secured Parties” means, collectively, the Term Loan Agent, the Term Loan Collateral Agent, the Notes Trustee, the Notes Collateral Agent and each other holder of a Pari Passu Lien Obligation.

“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Post-Petition Interest” means in respect of any indebtedness (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency Proceeding in accordance with the rate specified in the applicable agreement with respect to such indebtedness, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency Proceeding, and (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the secured parties in respect of such indebtedness on or after the commencement of an

Insolvency Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency Proceeding.

“Priority Payment Lien Obligations” means, collectively, “Obligations” as defined in the Revolving Credit Security Documents (including the Cash Management Obligations and Hedging Obligations) and any other Additional Priority Payment Lien Obligations.

“Priority Payment Secured Parties” means, collectively, the Revolving Agent, the Revolving Collateral Agent, and each other holder of a Priority Payment Lien Obligation.

“Proceeds” has the meaning ascribed to such term in Section 2.01(b).

“Pulitzer Entity Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit B, appropriately completed.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, discharge, purchase, redeem, defease or retire (including pursuant to a satisfaction and discharge mechanism), or to issue other indebtedness in exchange or replacement for or to consolidate, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Credit Documents” means, with respect to the Agent or Secured Parties of any Class, the Secured Credit Documents of such Class.

“Related Secured Parties” means, with respect to the Agent of any Class, the Secured Parties of such Class.

“Revolver Standstill Period” has the meaning ascribed to such term in Section 3.01.

“Revolving Agent” has the meaning ascribed to such term in the preamble.

“Revolving Collateral Agent” has the meaning ascribed to such term in the preamble.

“Revolving Credit Documents” means any documents governing Priority Payment Lien Obligations, as such documents may be amended, restated or supplemented from time to time.

“Revolving Credit Facility” means the Revolving Facility under, and as defined in, the First Lien Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Revolving Credit Obligations” means “Obligations” as defined in the Revolving Credit Security Documents, solely in respect of the Revolving Credit Facility.

“Revolving Credit Security Documents” has the meaning ascribed to the term “Security Documents” in the First Lien Credit Agreement and as amended in accordance with the terms of this Agreement and the Secured Credit Documents.

“Revolving Secured Parties” means the Revolving Agent, the Revolving Collateral Agent and the other holders of Priority Payment Lien Obligations.

“Secured Credit Documents” means, collectively, (a) the Revolving Credit Documents, (b) the Pari Passu Credit Documents, (c) the Notes Documents and (c) the Additional First Lien Obligations Documents.

“Secured Parties” means (a) the Revolving Secured Parties, (b) the Term Loan Secured Parties, (c) the Notes Secured Parties and (d) the Additional Secured Parties.

“Security Documents” means (a) the Guarantee and Collateral Agreement and the other Security Documents (as defined in the First Lien Credit Agreement), (b) each of the Notes Security Documents entered into in favor of the Notes Collateral Agent for the purpose of securing the Notes Obligations and (c) any other agreement entered into in favor of the Collateral Agent of any other Class for the purpose of securing the First Lien Obligations of such Class.

“Series” means, when used in reference to Additional First Lien Obligations such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Agent.

“Shared Collateral” means all assets, whether now owned or hereafter acquired by the Pulitzer Entities, subject to a Lien securing any First Lien Obligation.

“Term Loan Agent” has the meaning assigned to such term in the preamble.

“Term Loan Collateral Agent” has the meaning assigned to such term in the preamble.

“Term Loan Credit Documents” means any document governing the Term Loan Obligations, as such documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Facility” means the Term Loan Facility under, and as defined in, the First Lien Credit Agreement, dated as of March 31, 2014, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Term Loan Obligations” shall have the meaning ascribed to such term in the First Lien Credit Agreement and the Notes Indenture (as the same is in effect of the date hereof).

“Term Loan Secured Parties” means the Term Loan Agent, the Term Loan Collateral Agent and the holders of the Term Loan Obligations.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as amended, amended and restated, supplemented, restated, waived or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable, (b) any reference herein to any Person shall be construed, unless otherwise set forth herein, to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement.

SECTION 1.03. Concerning the Agents.

(a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Revolving Agent or the Revolving Collateral Agent, as applicable, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Revolving Agent or the Revolving Collateral Agent, as applicable, pursuant to the authorization thereof under the Revolving Credit Facility and the Related Secured Credit Documents. It is understood and agreed that neither the Revolving Agent nor the Revolving Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Revolving Agent or the Revolving Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by either the Term Loan Agent or the Term Loan Collateral Agent, as applicable, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Term Loan Agent or the Term Loan Collateral Agent, as applicable, pursuant to the authorization thereof under the Term Loan Facility and the Related Secured Credit Documents. It is understood and agreed that neither the Term Loan Agent nor Term Loan Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Term Loan Agent or the Term Loan Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by either the Notes Trustee or the Notes Collateral Agent, as applicable, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Notes Trustee or the Notes Collateral Agent, as applicable, pursuant to the authorization thereof under the Notes Indenture and the Related Secured Credit Documents. It is understood and agreed that neither the Notes Trustee nor the Notes Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Notes Trustee for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(d) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Agent pursuant to the authorization thereof under the Additional First Lien Obligations Documents relating to such Class of First Lien Obligations and the Related Secured Credit Documents. It is understood and agreed that no Additional Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II.

Lien Priorities; Proceeds

SECTION 2.01. Relative Priorities.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever, each Agent, for itself and on behalf of its Related Secured Parties, agrees that valid and perfected Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority; provided that the Priority Payment Lien Obligations will have priority as set forth below to the Proceeds of or other payments or distributions on Shared Collateral (whether upon a foreclosure after the occurrence of an Event of Default or in an Insolvency Proceeding, including all adequate protection payments made in any Insolvency Proceeding in respect of any sale of the Shared Collateral) and will be repaid in full prior to the repayment of any Pari Passu Lien Obligations.

(b) Each Agent, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding (x) any provision of any Secured Credit Document to the contrary and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever if (i) an Event of Default shall have occurred and is continuing and any Secured Party is taking any action to enforce rights or exercise remedies in respect of any Shared Collateral (including any such action referred to in Section 3.01), (ii) any distribution, payment, compromise or settlement of any kind (under a confirmed plan of reorganization or otherwise) is made in respect of any Shared Collateral in any Insolvency Proceeding of any of the Pulitzer Entities or (iii) any Secured Party receives any payment with respect to any Shared Collateral, then, in the case of each of the foregoing clauses (i), (ii) and (iii), such cash and non-cash payments, distributions or the proceeds of any such sale, collection or other liquidation, or payments in respect, of any Shared Collateral obtained or received by any such Secured Party (all such cash or non-cash proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(i) FIRST, ratably to the payment of all fees, costs and expenses owing to the Revolving Collateral Agent, the Revolving Agent and any other agent or collateral agent in respect of the Priority Payment Lien Obligations pursuant to the terms of the Revolving Credit Facility or any document related to the Priority Payment Lien Obligations, including in respect of any such enforcement of rights or exercise of remedies;

(ii) SECOND, to the payment in full of any Priority Payment Lien Obligations (including, for the avoidance of doubt, an amount equal to any Post-Petition Interest) secured by a valid and perfected lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among the Revolving Credit Facilty and any Classes of Additional Priority Payment Lien Obligations, ratably in accordance with the amounts of the Revolving Credit Obligations and Additional Priority Payment Lien Obligations of each such Class on the date of such application until the Discharge of the Priority Payment Lien Obligations);

(iii) THIRD, ratably to the payment of all fees, costs and expenses owing to the Term Loan Collateral Agent, the Term Loan Agent, the Notes Collateral Agent, the Notes Trustee and any other Collateral Agent in respect of the Pari Passu Lien Obligations pursuant to the terms of any document related to the Pari Passu Lien Obligations, including in respect of any such enforcement of rights or exercise of remedies;

(iv) FOURTH, to the payment in full of the Pari Passu Lien Obligations (including, for the avoidance of doubt, an amount equal to any Post-Petition Interest) secured by a valid and perfected lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among the Pari Passu Credit

Facility, the Notes and any classes of Additional Pari Passu Lien Obligations, ratably in accordance with the amounts of the Term Loan Facility, the Notes Obligations and Additional Pari Passu Lien Obligations of each such Class on the date of such application; and

(v) FIFTH, after payment in full of all the First Lien Obligations, to the holders of any junior Liens on the Shared Collateral and thereafter to the Pulitzer Entities or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(c) The parties to this Agreement (including the Pulitzer Entities) shall irrevocably agree that this Agreement (including the provisions described in Section 2.01(b)) constitutes a “subordination agreement” within the meaning of both New York law, Section 510(a) of the Bankruptcy Code and any other applicable law, and that the terms hereof will survive, and will continue in full force and effect and be binding upon each of the parties hereto, in any Insolvency Proceeding.

To further effectuate the intent, understanding, and agreement of the Secured Parties with respect to the Priority Payment Lien Obligations, on the one hand, and the Secured Parties with respect to the Pari Passu Lien Obligations, on the other hand, (x) if it is held (in the context of a confirmed plan of reorganization or otherwise) that the claims against any of the Pulitzer Entities in respect of the Priority Payment Lien Obligations and the Pari Passu Lien Obligations against the Shared Collateral constitute only one secured claim (rather than separate classes of claims), then the Secured Parties in respect of the Priority Payment Lien Obligations and the Secured Parties in respect of the Pari Passu Lien Obligations, expressly acknowledge and agree that all distributions, payments, compromises, or settlements of any kind (under a confirmed plan of reorganization or otherwise) made in respect of any Shared Collateral in any Insolvency Proceeding, after an Event of Default or otherwise shall be deemed for all purposes with respect to this Agreement and such Insolvency Proceeding to have been made as if there were separate classes of senior and junior secured claims against the Pulitzer Entities in respect of the Shared Collateral, with the effect being that the Secured Parties in respect of the Priority Payment Lien Obligations shall be entitled to and shall receive from the Shared Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest, and other claims, Post-Petition Interest on the Priority Payment Lien Obligations before any distribution is or may be made in respect of the claims secured by the Shared Collateral, or the Liens thereon, securing the Pari Passu Lien Obligations, and (y) each Secured Party in respect of the Pari Passu Lien Obligations (whether directly or through its Agent), further expressly acknowledges and agrees to either turn over to, or direct the Pulitzer Entities to pay directly to, the Revolving Collateral Agent, for payment to the holders of the Priority Payment Lien Obligations, all amounts otherwise received or receivable by them from the Shared Collateral or in respect of the Liens thereon securing the Pari Passu Lien Obligations to the extent needed to effectuate the intent of this provision to ensure that the Priority Payment Lien Obligations (including, for the avoidance of doubt, those related to Post-Petition Interest) are paid in full and the Discharge of the Priority Payment Lien Obligations shall have occurred, even if such turnover of amounts has the effect of reducing the amount of the recovery and/or claims of the Secured Parties in respect of the Pari Passu Lien Obligations.

SECTION 2.02. Payment Over. Each Secured Party (whether directly or through its applicable Agent), agrees that if such Secured Party shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)), (i) the applicable Agent shall promptly inform each other Agent thereof, (ii) such Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Secured Parties of the Class entitled thereto pursuant to Section 2.01(b) and, with respect to any Shared Collateral constituting Controlled Shared Collateral, the applicable Collateral Agent shall comply with the provisions of Section 4.01 and (iii) in the case of any such Proceeds, such Proceeds shall be applied in accordance with Section 2.01(b) as promptly as practicable.

SECTION 2.03. Determinations with Respect to Amounts of Obligations and Liens. Whenever an Agent (any such Agent, the “Exercising Agent”) shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the the other Agents and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding such request the other Agents shall fail or refuse reasonably promptly to provide the requested information, the Exercising Agent shall be entitled to conclusively rely upon a certificate of an Authorized Officer of the Borrower in respect of such existence or amount. Each Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower or any of the Pulitzer Entities, any other Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

ARTICLE III.

Rights and Remedies; Matters Relating to Shared Collateral

SECTION 3.01. Exercise of Rights and Remedies. At any time prior to the Discharge of Priority Payment Lien Obligations and whether or not an Insolvency Proceeding has commenced by or against the Borrower or any of the Pulitzer Entities that own Shared Collateral, (A) the Revolving Collateral Agent and any Additional Agent on behalf of any Additional Priority Payment Lien Obligations shall have the exclusive right to exercise any right or remedy with respect to any Shared Collateral and will also have the exclusive right to determine the time and method and place for exercising such right or remedy or conducting any proceeding with respect thereto and (B) none of the Secured Parties with respect to the Pari Passu Lien Obligations may commence or maintain any Enforcement Action with respect to the Shared Collateral; provided, however, that (i) the Collateral Agent of the Pari Passu Lien Obligations with the largest outstanding aggregate principal amount at such time (the “Controlling Pari Passu Agent”) may commence an Enforcement Action after the passage of at least 120 days after the earlier of (x) the date on which the Controlling Pari Passu Agent declared the existence of an Event of Default and demanded the repayment of all the principal amount of such Pari Passu Lien Obligations and (y) the date on which the Revolving Collateral Agent received notice from the Controlling Pari

Passu Agent of such declaration of an Event of Default (the “Revolver Standstill Period”) and (ii) the Collateral Agent of the Pari Passu Lien Obligations with the second largest outstanding aggregate principal amount at such time (the “Non-Controlling Pari Passu Agent”) may commence an Enforcement Action after the passage of at least 150 days after the earlier of (x) the date on which the Non-Controlling Pari Passu Agent declared the existence of an Event of Default and demanded the repayment of all the principal amount of such Pari Passu Lien Obligations and (y) the date on which the Revolving Collateral Agent and the Controlling Pari Passu Agent received notice from the Non-Controlling Pari Passu Agent of such declaration of an Event of Default; provided, further, however, notwithstanding the expiration of the Revolver Standstill Period, if the Revolving Collateral Agent or any other Collateral Agent on behalf of any Additional Priority Payment Lien Obligations commences an Enforcement Action, neither the Controlling Pari Passu Agent, the Non-Controlling Pari Passu Agent or any other Collateral Agent of any Pari Passu Lien Obligations shall commence or continue an Enforcement Action. The Revolving Agent, the Revolving Collateral Agent and any other Collateral Agent behalf of any Additional Priority Payment Lien Obligations are under no obligation to consult with any Collateral Agent on behalf of any Pari Passu Lien Obligations in connection with an Enforcement Action with respect to the Shared Collateral. Notwithstanding the foregoing, (a) the Secured Parties shall remain subject to, and bound by, all covenants or agreements made in this Agreement, and (b) each Agent will agree, on behalf of itself and its related secured parties, that such Agent and its Related Secured Parties shall cooperate in a commercially reasonable manner with each other agent or trustee and its related secured parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

SECTION 3.02. Prohibition on Contesting Liens. Each Agent, on behalf of itself and its Related Secured Parties, agrees not to contest or support any Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other Agent or any of its Related Secured Parties in all or any part of the Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.03. Prohibition on Challenging this Agreement. Each Agent, on behalf of itself and its Related Secured Parties, agrees that they will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.04. Releasse of Liens. The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing First Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Credit Documents of such Class with respect thereto.

ARTICLE IV.

Collateral

SECTION 4.01. Bailment for Perfection of Security Interests.

(a) Each Collateral Agent agrees that if it shall at any time hold a Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any deposit, securities or other account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Collateral Agent, or of agents or bailees of such Collateral Agent (such Shared Collateral being referred to herein as the “Controlled Shared Collateral”), such Collateral Agent shall, solely for the purpose of perfecting the Liens of any other Collateral Agent granted on such Shared Collateral under its Related Secured Credit Documents and subject to the terms and conditions of this Article, also hold such Controlled Shared Collateral as gratuitous bailee and sub-agent for each such other Collateral Agent (any Collateral Agent that shall be holding any Controlled Shared Collateral as gratuitous bailee and sub-agent being referred to herein as the “Bailee Collateral Agent”). In furtherance of the foregoing, each Collateral Agent appoints each Bailee Collateral Agent (and each Bailee Collateral Agent accepts such appointment) as such Collateral Agent’s gratuitous bailee and sub-agent hereunder with respect to any Controlled Shared Collateral that such Bailee Collateral Agent possesses or controls at any time solely for the purpose of perfecting a Lien on such Controlled Shared Collateral. It is further understood and agreed that as of the date hereof and until the Discharge of the Priority Payment Lien Obligations, the Revolving Collateral Agent shall be the Bailee Collateral Agent and be granted possession of all possessory Controlled Shared Collateral and, thereafter, the Controlling Pari Passu Agent.

(b) In furtherance of the foregoing, each Pulitzer Entity hereby grants a security interest in the Controlled Shared Collateral to each Collateral Agent that possesses or controls Controlled Shared Collateral as permitted in Section 4.01(a) for the benefit of the Secured Parties under any other Class of First Lien Obligations which have been granted a Lien on the Controlled Shared Collateral possessed or controlled by such Collateral Agent.

(c) Subject to Section 4.01(a), for purposes of this Section, the Bailee Collateral Agent shall be entitled to deal with the applicable Controlled Shared Collateral in accordance with the terms of its Related Secured Credit Documents as if the Liens thereon of the Collateral Agent or Secured Parties of any other Class (and the agreements set forth in paragraph (a) of this Section) did not exist; provided that any Proceeds arising from any such Controlled Shared Collateral shall be subject to Article II. The obligations and responsibilities of any Bailee Collateral Agent to any other Collateral Agent or any of its Related Secured Parties under this Article shall be limited solely to holding or controlling the applicable Controlled Shared Collateral as gratuitous bailee and sub-agent in accordance with this Article. Without limiting the foregoing, (i) no Bailee Collateral Agent shall have any obligation or responsibility to ensure that any Controlled Shared Collateral is genuine or owned by any of the Pulitzer Entities, (ii) no Bailee Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party and (iii) without affecting the agreement of any Bailee Collateral Agent to act as a gratuitous bailee and sub-agent solely for the purpose set forth in paragraph (a) of this Section or the right of any other Collateral Agent to enforce the rights and exercise the remedies (in each case other than through such Bailee Collateral Agent) as set forth in Section 3.01 each Collateral Agent agrees that such Collateral Agent shall not issue any instructions to any Bailee Collateral Agent, in its capacity as a gratuitous bailee and sub-agent of such Collateral Agent, with respect to the Controlled Shared Collateral or otherwise seek to exercise control over any Bailee Collateral Agent.

(d) The Bailee Collateral Agent of any Class shall, upon the Discharge of the priority payment Lien Obligations of such Class, transfer the possession and control of the applicable Controlled Shared Collateral, together with any necessary endorsements but without recourse or warranty, to the Controlling Pari Passu Agent. In connection with any transfer under by any Bailee Collateral Agent, such Bailee Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the Controlling Pari Passu Agent to permit the Controlling Pari Passu Agent to obtain, for the benefit of its Related Secured Parties, a first priority security interest in the applicable Controlled Shared Collateral.

SECTION 4.02. Delivery of Documents. Promptly after the execution and delivery to any Collateral Agent by any Pulitzer Entity of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional First Lien Obligations Document referred to in paragraph (b) of Article VIII, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional First Lien Obligations Document), the Pulitzer Entities shall deliver to each Collateral Agent party hereto at such time a copy of such Security Document.

SECTION 4.03. No New Liens. Until the Discharge of the Priority Payment Lien Obligations and payment in full in cash of the Pari Passu Lien Obligations has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Priority Payment Lien Obligations or Pari Passu Lien Obligations if these same assets are not subject to, and do not become subject to, a Lien securing all the Priority Payment Lien Obligations and the Pari Passu Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, the parties hereto agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 4.03 shall be subject to Section 2.01(b).

ARTICLE V.

Insolvency Proceedings

SECTION 5.01. Filing of Motions. Until the Discharge of Priority Payment Lien Obligations, none of the Pari Passu Secured Parties, in or in connection with any Insolvency Proceeding, shall file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Shared Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Priority Payment Lien Secured Parties (including the validity and enforceability thereof) or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that any Pari Passu Secured Party may file a proof of claim in an Insolvency Proceeding.

SECTION 5.02. Financing Matters. Until the Discharge of Priority Payment Lien Obligations, if any of the Pulitzer Entities becomes subject to an Insolvency Proceeding, and if the Revolving Collateral Agent shall desire to permit (or not object to) the use of cash collateral or to permit (or not object to) any of the Pulitzer Entities to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any Bankruptcy Law (“DIP Financing”), then the Pari Passu Secured Parties (a) will be deemed to have consented to and will not object to such use of cash collateral or DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing (except to the extent permitted by Section 5.03), and, to the extent the Liens securing the Priority Payment Lien Obligations are subordinated or pari passu with such DIP Financing, or any “carve out”, the Pari Passu Secured Parties will subordinate or make pari passu its Liens in the Shared Collateral to such DIP Financing (and all obligations relating thereto) on the same basis as they are subject to the Liens securing the Priority Payment Lien Obligations, (c) will raise no objection to, and will not otherwise contest any (i) motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of any Priority Payment Lien Obligations or Pari Passu Lien Obligations made by the Revolving Collateral Agent.

SECTION 5.03. Relief from Automatic Stay. With respect to the Shared Collateral, until the Discharge of the Priority Payment Lien Obligations, each Pari Passu Secured Party (whether directly or through its applicable Agent) agrees not to seek relief from the automatic stay or any other stay in an Insolvency Proceeding or take any action in derogation thereof, without the prior written consent of the Revolving Collateral Agent.

SECTION 5.04. Adequate Protection. With respect to the Shared Collateral, each Pari Passu Secured Party (whether directly or through its applicable Agent) agrees not to contest (or support any Person contesting) (a) any request by the Revolving Collateral Agent or any other holder of Priority Payment Lien Obligations for adequate protection or (b) any objection by the Revolving Collateral Agent or any holder of Priority Payment Lien Obligations to any motion, relief, action or proceeding based on the Revolving Collateral Agent or such holders of Priority Payment Lien Obligations claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency Proceeding, if the Revolving Collateral Agent or the holders of Priority Payment Lien Obligations (or any subset thereof) are granted adequate protection in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Term Loan Collateral Agent and the Notes Collateral Agent and their Related Secured Parties shall also be granted such adequate protection which adequate protection shall be subject to the priorities set forth in Section 2.01.

ARTICLE VI.

Other Agreements

SECTION 6.01. Concerning Secured Credit Documents and Shared Collateral. The Secured Credit Documents of any Class may be amended, supplemented or otherwise modified, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Collateral Agent or any Secured Parties of any other Class; provided that nothing in this paragraph shall affect any limitation on any such amendment, supplement or other modification that is set forth in the Secured Credit Documents of any such other Class.

SECTION 6.02. Refinancings. The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of the Collateral Agent or any Secured Party of any other Class, all without affecting the priorities provided for herein (including, without limitation, the priority in right of payment of the Priority Payment Lien Obligations) or the other provisions hereof; provided that nothing in this paragraph shall affect any limitation on any such Refinancing that is set forth in the Secured Credit Documents of any such other Class; and provided further that, if any obligations of the Borrower or the Pulitzer Entities in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the agent (or other representative) and collateral agent in respect of such obligations shall become a party hereto by executing and delivering a Joinder Agreement.

SECTION 6.03. Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law), then the terms and conditions of Article II shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been paid in full in cash.

SECTION 6.04. Reorganization Modifications. In the event the First Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code, any reference to the First Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 6.05. Further Assurances. Each of the Collateral Agents, the Borrower and the Pulitzer Entities agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which any Collateral Agent may reasonably request in writing, to effectuate the terms of this Agreement.

ARTICLE VII.

No Reliance; No Liability

SECTION 7.01. No Reliance; Information. Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges that (a) such Collateral Agent and its Related Secured Parties have, independently and without reliance upon any other Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own decision to enter into the Secured Credit Documents to which they are party and (b) such Collateral Agent and its Related Secured Parties will, independently and without reliance upon any other Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decision in taking or not taking any action under this Agreement or any other Secured Credit Document to which they are party. The Collateral Agent or Secured Parties of any Class shall have no duty to disclose to any Collateral Agent or any Secured Party of any other Class any information relating to the Borrower or the Pulitzer Entities, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Collateral Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 7.02. No Warranties or Liability.

(a) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Collateral Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Collateral Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them. No Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Agent or any other Secured Party.

(b) No Collateral Agent or Secured Parties of any Class shall have any express or implied duty to the Collateral Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

ARTICLE VIII.

Additional First Lien Obligations

The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Pulitzer Entities that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an Authorized Officer of the Borrower:

(a) describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth the Additional First Lien Obligations Documents under which such Additional First Lien Obligations are issued or incurred or the guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Obligations Documents as each Pulitzer Entity has executed and delivered to the Person that serves as the agent, trustee or similar representative and the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Agent”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by an Authorized Officer of the Borrower;

(c) identifying any such Person that serves as the Additional Agent;

(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(e) identifying such Additional First Lien Obligations as either Priority Payment Lien Obligations or Pari Passu Lien Obligations, or for purposes of Section 3.01 the type of Priority Payment Lien Obligations (whether under the Revolving Credit Facility, Cash Management Obligations or Hedging Obligations), and if identified as Priority Payment Lien Obligations, certifying that the designation of such Additional First Lien Obligations as Priority Payment Lien Obligations does not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(f) authorize the Additional Agent to become a party hereto by executing and delivering a Joinder Agreement and provide that, upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(g) attaching a fully completed Joinder Agreement executed and delivered by the Additional Agent.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement and, in respect of any such Additional First Lien Obligations that Refinances in full then existing Priority Payment Lien Obligations in respect of the Revolving Credit Facility, such Additional First Lien Obligations shall constitute Priority Payment Lien Obligations in respect of the Revolving Credit Facility, the agreement therefor shall be the Revolving Credit Facility and the Collateral Agent in respect thereof shall be the Revolving Collateral Agent, in each case for all purposes under this Agreement.

ARTICLE IX.

Miscellaneous

SECTION 9.01. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by electronic transmission, overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or other electronic transmission or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of each party hereto is as follows:

(a)	if to Borrower, to it at:

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, IA, 52801

Attention: Vice President, Chief Financial Officer and Treasurer

Facsimile: 563-327-2600

E-mail: ron.mayo@lee.net

With a copy to:

Lane & Waterman LLP

220 N. Main Street, Suite 600

Davenport, IA, 52801

Attention: C. D. Waterman III

Facsimile: 563-324-1616

E-mail: dwaterman@l-wlaw.com;

(b)	if to any Pulitzer Entity, to it at:

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, IA, 52801

Attention: Vice President, Chief Financial Officer and Treasurer

Facsimile: 563-327-2600

E-mail: ron.mayo@lee.net

With a copy to:

Lane & Waterman LLP

220 N. Main Street, Suite 600

Davenport, IA, 52801

Attention: C. D. Waterman III

Facsimile: 563-324-1616

E-mail: dwaterman@l-wlaw.com;

(c)	if to the Revolving Agent and the Revolving Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Dimple Patel

Telephone: 302-634-4154

Telecopy: 302-634-3301

E-mail: dimple.x.patel@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Neer Reibenbach

Telephone: 302-634-1678

Telecopy: 302-634-3301

E-mail: neer.reibenbach@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Timothy Lee

Telephone: 212-270-2282

Telecopy: 212-270-5100

E-mail: timothy.d.lee@jpmorgan.com;

(d)	if to the Term Loan Agent and Term Loan Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Dimple Patel

Telephone: 302-634-4154

Telecopy: 302-634-3301

E-mail: dimple.x.patel@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Neer Reibenbach

Telephone: 302-634-1678

Telecopy: 302-634-3301

E-mail: neer.reibenbach@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Timothy Lee

Telephone: 212-270-2282

Telecopy: 212-270-5100

E-mail: timothy.d.lee@jpmorgan.com;

(e)	if to the Notes Trustee, to it at:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Global Corporate Trust Services

Facsimile: 651-466-7430;

(f)	if to the Notes Collateral Agent, to it at:

Deutsche Bank Trust Company Americas Trust and Agency Services

60 Wall Street, 16th Floor

NYC60-1630

New York, New York 10005

Attention: Corporates Team, Lee Enterprises, Incorporated

Facsimile: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company Trust and Agency Services

100 Plaza One, 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

Attention: Corporates Team, Lee Enterprises, Incorporated

Facsimile: 732-578-4635; and

(g) if to any Additional Agent, to it at the address set forth in the applicable Joinder Agreement. Any party hereto may change its information for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Collateral Agent then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Pulitzer Entity without such Pulitzer Entity’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by a Joinder Agreement, and an Additional Agent may become a party hereto, in accordance with Article VIII and (B) this Agreement may be supplemented by a Pulitzer Entity Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 9.12, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, the Collateral Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing and are reasonably satisfactory to each such Collateral Agent.

SECTION 9.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 9.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency Proceeding against the Borrower or any of the Pulitzer Entities.

SECTION 9.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.07. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 9.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Borrower, any of the Pulitzer Entities or any other creditor of any of the foregoing, shall have any rights or obligations hereunder, and none of the Pulitzer Entities or the Borrower may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any Pulitzer Entity, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of any Pulitzer Entity contained in any Secured Credit Document, which restricts the incurrence of any indebtedness or the grant of any Lien.

SECTION 9.12. Additional Pulitzer Entities. In the event any Pulitzer Entity shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Borrower shall cause such Pulitzer Entity, if not already a party hereto, to become a party hereto as a “Pulitzer Entity”. Upon the execution and delivery by any Pulitzer Entity of a Pulitzer Joinder Agreement, any such Pulitzer Entity shall become a party hereto and a Pulitzer Entity hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Pulitzer Entity as a party to this Agreement.

SECTION 9.13. Specific Performance. Each Collateral Agent, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement. Each Collateral Agent, on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

SECTION 9.14. Integration. This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Pulitzer Entities, the Borrower and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Pulitzer Entity, any Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

SECTION 9.15. Trustee Capacity. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally or in its corporate capacity, but solely in its capacity as Notes Trustee under the Notes Indenture, and (b) under no circumstances shall U.S. Bank National Association be individually or personally or in its corporate capacity, liable for the payment of any indebtedness or expenses owed to any party under this Agreement, the Notes Documents, the Secured Credit Documents or the Security Documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Revolving Agent and
Revolving Collateral Agent

By:	/s/ Timothy D. Lee
Name: Timothy D. Lee
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Term Loan Agent and
Term Loan Collateral Agent

By:	/s/ Timothy D. Lee
Name: Timothy D. Lee
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not inits individual capacity, but solely in its capacity as Notes Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Collateral Agent

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

LEE ENTERPRISES, INCORPORATED

By:		/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

PULITZER INC.

By:		/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

FLAGSTAFF PUBLISHING CO.
HANFORD SENTINEL INC.
NAPA VALLEY PUBLISHING CO.
PANTAGRAPH PUBLISHING CO.
PULITZER MISSOURI NEWSPAPERS, INC.
PULITZER NEWSPAPERS, INC.
PULITZER TECHNOLOGIES, INC.
SANTA MARIA TIMES, INC.
SOUTHWESTERN OREGON PUBLISHING CO.
STAR PUBLISHING COMPANY
YNEZ CORPORATION

By:		/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

FAIRGROVE LLC

By:		ST. LOUIS POST-DISPATCH LLC,
Managing Member

By:		PULITZER INC., Managing Member

	By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

AMPLIFIED DIGITAL, LLC
ST. LOUIS POST-DISPATCH LLC
STL DISTRIBUTION SERVICES LLC
SUBURBAN JOURNALS OF GREATER ST.
LOUIS LLC
PULITZER NETWORK SYSTEMS LLC,

By:	PULITZER INC., Managing Member

	By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

EXHIBIT A

FORM OF

PULITZER PARI PASSU INTERCREDITOR AGREEMENT JOINDER

ADDITIONAL AGENT

Reference is made to the Pulitzer Pari Passu Intercreditor Agreement dated as of June 25, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Pari Passu Intercreditor Agreement”) among LEE ENTERPRISES, INCORPORATED, a Delaware corporation, PULITZER INC., a Delaware corporation, each of Pulitzer’s direct or indirect subsidiaries party thereto, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Facility and as collateral agent for the Revolving Secured Parties, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Term Loan Facility and as collateral agent for the Term Loan Secured Parties, U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under the Notes Indenture, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Notes Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Pari Passu Intercreditor Agreement. This Pari Passu Intercreditor Agreement Joinder is being executed and delivered pursuant to Article VIII of the Pari Passu Intercreditor Agreement.

Joinder. By executing and delivering this Pari Passu Intercreditor Agreement Joinder, the undersigned as Additional Agent in its capacity as [[Administrative Agent/Trustee/other representaive] and as [Collateral Agent/Collateral Trustee/other representative] for holders of Additional First Lien Obligations pursuant to [identify Additional First Lien Obligations Documents] agrees, on its own behalf and on behalf of such holders of Additional First Lien Obligations, to be bound by all the terms and provisions of the Pari Passu Intercreditor Agreement as an Agent, as fully as if the undersigned had executed and delivered the Pari Passu Intercreditor Agreement as of the date thereof.

Governing Law. This Pari Passu Intercreditor Agreement Joinder shall be construed in accordance and governed by the law of the State of New York.

EXHIBIT A

IN WITNESS WHEREOF, the parties hereto have caused this Pari Passu Intercreditor Agreement Joinder to be executed as of                             , 20        .

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EXHIBIT B

FORM OF

PULITZER PARI PASSU INTERCREDITOR AGREEMENT JOINDER

ADDITIONAL GRANTOR

Reference is made to the Pulitzer Pari Passu Intercreditor Agreement dated as of June 25, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Pari Passu Intercreditor Agreement”) among LEE ENTERPRISES, INCORPORATED, a Delaware corporation, PULITZER INC., a Delaware corporation, each of Pulitzer’s direct or indirect subsidiaries party thereto,, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Facility and as collateral agent for the Revolving Secured Parties, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Term Loan Facility and as collateral agent for the Term Loan Secured Parties, U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under the Notes Indenture, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Notes Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Pari Passu Intercreditor Agreement. This Pari Passu Intercreditor Agreement Joinder is being executed and delivered pursuant to Section 9.12 of the Pari Passu Intercreditor Agreement.

Joinder. By executing and delivering this Pari Passu Intercreditor Agreement Joinder, the undersigned,                                         , a                         , hereby agrees to become party as a Grantor under the Pari Passu Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Pari Passu Intercreditor Agreement as fully as if the undersigned had executed and delivered the Pari Passu Intercreditor Agreement as of the date thereof.

Governing Law. This Pari Passu Intercreditor Agreement Joinder shall be construed in accordance and governed by the law of the State of New York.

EXHIBIT B

IN WITNESS WHEREOF, the parties hereto have caused this Pari Passu Intercreditor Agreement Joinder to be executed as of                                         , 20            .

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Title: